                                      LEASE

                                                               EXHIBIT NO. 10(b)



                   THIS AGREEMENT, made this 27 day of January, 1999, between RUTH R. ABRAMS LLC, ROSALIE ABRAMS KATZ, FIRST HALF REALTY CO., INC. and SECOND HALF REALTY CO., INC., do Insignia / Edward S. Gordon Co., Inc., 200 Park Avenue, New York, New York 10166 ("Landlord") and JACLYN, INC., 330 Fifth Avenue, New York, New York 10001 ("Tenant").

                   Landlord   and  Tenant   hereby  agree  that  the  terms  and
provisions of the annexed lease ("Prior Lease") between 330 Realty Company ("Prior Landlord") and Tenant, dated January 31, 1997, in the building known as 330 Fifth Avenue, New York, New York, are hereby incorporated into this new lease in their entirety to be effective as of the Commencement Date with the following modifications:
        Premises:                           Suites 1303 & 1305-07
        Tenant's Percentage:                2.78%
        Commencement Date:                  February 1, 1999
        Term:                               Three (3) years
        Fixed Annual (Monthly) Rent:        See Schedule A
        Real Estate Tax Base Year:          Calendar year 1999 from January 1,
                                            1999 to December 31, 1999
        Operating Expenses:                 Provision deleted
        Security Deposit:                   $6,289.15

                   The following  provisions  shall apply as of the Commencement
Date:

                   1. Notwithstanding that the Prior Lease has or shall have expired prior to the Commencement Date, the terms and provisions of the Prior Lease shall be deemed incorporated in their entirety into this Lease to be effective as of the Commencement Date as a new direct lease between Landlord and Tenant, except as modified herein.

                   2. Except as expressly set forth in this Agreement, (i) Landlord shall perform no work to the Premises or incur any expense to prepare same for Tenant's initial or continuing occupancy, as the case may be, and Tenant agrees to accept same in its "as is" condition on the Commencement Date;
(ii) there shall be no "rent free" period, landlord's contribution, rent concession or work allowance to Tenant; and (iii) there shall be no Tenant's right of termination or extension, right of first refusal or right to lease additional space.

                   3. Tenant hereby agrees that Tenant shall not look to Landlord for any claims it may have against the Prior Landlord under the Prior Lease, including, without limitation, any claims arising

                                      LEASE


due to (i) Prior Landlord's default under the Prior Lease, (ii) any application by Prior Landlord of any security deposit (or interest thereon), (iii) receipt of rent by Prior Landlord for any period after the Commencement Date, (iv) any misapplication by or overpayment to Prior Landlord of rent or (v) any refund of prior rent previously paid to Prior Landlord.

                  4. Tenant represents and warrants that Tenant has had no dealings or communications with any broker or agent other than Insignia/Edward
S. Gordon Co., Inc. in connection with the subject matter or consummation of this Agreement, and Tenant covenants and agrees to defend, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any other broker or agent with respect to this Agreement.

                  It is expressly agreed that if, prior to the Commencement Date, Tenant shall be in default in any of the covenants, terms and conditions contained in the Prior Lease by virtue of which Tenant is now in possession of the Premises, this Agreement shall, at the option of Landlord, be void, null and of no effect, as though the same had never been made.

                  IN WITNESS WHEREOF, the parties hereto have executed, or caused to be executed, these presents by the properly authorized parties and the appropriate seals thereto duly affixed, the day and year first above written.


                                   HENRY I. FEUERSTEIN, as agent for Landord


                                   JACLYN, INC., Tenant


                                   Name: /s/ Anthony Christon
                                   Title:    CFO

                                   Employer ID No. 22-1432053

                                 RENT SCHEDULE









            Period                           Fixed Annual Rental Rate                Fixed monthly Rental Rate
            ------                           ------------------------                -------------------------
February 1, 1999 - January 31, 2000                   $75,500.00                            $6,291.67
February 1, 2000 - January 31, 2001                   $77,765.00                            $6,480.42
February 1, 2001 - January 31, 2002                   $80,097.95                            $6,674.83